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                                                                      EXHIBIT 99



                  VIDEO UPDATE, INC. TO FILE FOR REORGANIZATION

         ST. PAUL, Minn. - (BUSINESS WIRE) - September 18, 2000 - Video Update, Inc. (OTCBB: VUPDA), today announced that it will file for protection under Chapter 11 of the U.S. Bankruptcy Code. The Company will attempt to restructure its operations for the benefit of creditors and shareholders. The Company intends to continue to operate normally during this restructuring period and expects no interruption of service to its customers.

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         Any statements that are not historical facts contained in this release, including statements regarding management's goals and objectives and the Company's future strategy, are forward looking statements. Those statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to those relating to the Company's cash liquidity and lack of working capital, competition, lack of cooperation and support from current suppliers and commercial bankers, and other risks identified in the Company's Securities and Exchange Commission filings.


CONTACT:     Video Update, Inc., St. Paul
             Daniel A. Potter, Chief Executive Officer
             Michael P. Gebauer, Chief Financial Officer
             Phone:  651-312-2222








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